Exhibit 99.1

NASDAQ: FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

GREAT QUARTER . . . GOOD TIDINGS

PROCLAIMS

NATIONAL BEVERAGE CORP.

FORT LAUDERDALE, FL, November 30, 2016 . . . National Beverage Corp. (NASDAQ: FIZZ) today confirmed its best ever six-month period.

(dollars in millions except EPS)

For the Six Months –

	Revenues	Op. Income	Net Income	EPS	EBITDA*	Cash

Six Months - FY 17	$420	$81	$54	$1.15	$88	$150
YOY Growth	15%	64%	65%	64%	58%	99%
Six Months - FY 16	$364	$49	$32	$.70	$55	$76

“Our first half of FY2017 is reflective of our architecture and passion! The cyclical differences in summer and fall quarters, when adjusted, made our second quarter just as gratifying as the first. Packaging, distribution, promotions and marketing are investment avenues leading to the architectural year-end results. Hopefully we will soon see public company protocols revisited allowing for a ‘fairer’ way to analyze – especially self-serving, ‘short interest’ disclosure,” stated Nick A. Caporella, Chairman and Chief Executive Officer.

“We are more than triumphant with our first half results . . . absolutely! Announcing the capital allocation program was equally well intentioned and extremely satisfying. No one has to guard a seasoned and cautious cash flow manager . . . his conscience does a masterful job, regardless of his ownership,” continued Caporella.

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National Beverage Corp.

“America put a capital ‘H’ on Hope again recently and with that – a capital ‘H’ on Health again too . . . this puts us in the cockpit of innovation and the yoke in our hands. We are excited and feeling good about the future here at National Beverage!

If you look at center photo below, see our LaCroix ‘Love Gift’ – unique innovation for the holidays. During this Holiday Season, give yourself the Healthiest of choices! Say after me: Great Quarter . . . Good Tidings!” exclaimed Caporella.

EVER EXPANDING NEW DEVELOPMENTS

SHASTA
SPARKLING WATER

Bristol Farms
Los Angeles, CA

Shasta Sparkling Water

Mariano's
Chicago, IL

LaCroix Holiday Pack

Food Front
Portland, OR

LaCroix 8 Packs

National Beverage’s iconic brands are the genuine essence . . . of America.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

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National Beverage Corp.

National Beverage Corp.
Consolidated Results for the Periods Ended
October 29, 2016 and October 31, 2015

		(in thousands, except per share amounts)
Sparkling Performance		Three Months Ended		Six Months Ended
		Oct. 29, 2016	Oct. 31, 2015	Oct. 29, 2016	Oct. 31, 2015

LaCroix has the highest sales rates and VPOs among national sparkling water brands. (1)	Net Sales	$203,180	$178,678	$420,288	$364,064

	Net Income	$24,604	$15,312	$53,599	$32,425

LaCroix’s average velocity is 4-6 times greater than its nearest two competitors nationally.(2)	Earnings Per
	Common Share
	Basic	$.53	$.33	$1.15	$.70
	Diluted	$.53	$.33	$1.15	$.69

The Sparkling Water category is expected to grow to $5.5 billion in 2020.(3)	Average Common Shares
	Outstanding
	Basic	46,560	46,416	46,558	46,407
	Diluted	46,761	46,647	46,764	46,619

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings. The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

*Although the Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), management believes that the disclosure of EBITDA, a non-GAAP financial measure, may provide users with additional insights into the operating performance of the business. EBITDA (in millions) for the six months ended October 29, 2016 and October 31, 2015 of $87.7 and $55.4 respectively is calculated by adding the following expenses back to Net Income: Depreciation and Amortization of $6.4 and $6.1; Net Interest (Income) Expense of ($.2) and $.1; and Provision for Income Taxes of $27.9 and $16.9.

(1) SPINS (Specialty Products Industry Natural Stores) scan data 52 weeks ending October 31, 2016

(2) Nielsen Multi-Outlet Channels 52 weeks ending November 5, 2016

(3) Zenith International data - all channels